UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2014

OMEGA BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55216	33-1225672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Interbay Blvd, Tampa, FL	33611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813-514-1839

311 S. Division Street, Carson City, Nevada 89703-4202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On July 21, 2014, we closed a private placement by issuing 250,000 shares of our common stock at a price of $0.80 per share, for gross proceeds of $200,000. We issued the securities to one (1) non U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA BRANDS INC.

/s/ Richard Russell
Richard Russell
Chief Financial Officer

Date: July 23, 2014

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